Exhibit 10-96.7

                              EMPLOYMENT AGREEMENT
               As Amended and Restated Effective December 9, 1994


     THIS EMPLOYMENT AGREEMENT is made, effective as of the ninth (9th) day of December, 1994, by and between Central Maine Power Company, a Maine corporation with its principal place of business in Augusta, Maine (hereinafter referred to as the "Company"), and Gerald C. Poulin (hereinafter referred to as the "Executive").
     WHEREAS, the Company recognizes that the Executive is a valued officer because of his knowledge of the Company's affairs and his experience and leadership capabilities, and desires to encourage his continued employment with the Company to assure itself of the continuing advantage of that knowledge, experience and leadership for the benefit of customers and shareholders, particularly during a period of transition in various aspects of the Company's business and in the event of a Change of Control of the Company; and
     WHEREAS, the Executive desires to serve in the employ of the Company on a full-time basis for a period provided in this Employment Agreement (hereinafter referred to as the "Agreement") on the terms and conditions hereinafter set forth; and
     WHEREAS, to these ends the Company desires to provide the Executive with certain payments and benefits in the event of the termination of his employment in certain circumstances; and
     WHEREAS, the Company and the Executive wish to set forth the terms and conditions under which such employment and payments and benefits will occur.
     NOW, THEREFORE, in consideration of the continued offer of employment by the Company and the continued acceptance of employment by the Executive, and the mutual promises and covenants contained herein, the Company and the Executive hereby agree as follows:
     1. Term of Agreement. a. The term of this Agreement shall begin on December 9, 1994 (hereinafter referred to as the "Effective Date") and shall expire on December 31, 1997; provided, however, that on December 31, 1997 and on each December 31 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless not later than the preceding October 31 either the Company or the Executive shall have given notice that such party does not wish to extend the term of this Agreement.
     b. If a Change of Control occurs during the original term of this Agreement or any extension, then the term of this Agreement shall be automatically extended for a thirty-six (36) calendar month period beginning on the first day of the month following the month in which such Change of Control occurs.
     c. Notwithstanding anything to the contrary in this Section 1, this Agreement and all obligations of the Company hereunder shall terminate on the date of the Executive's death, or thirty (30) days after the Company gives notice to the Executive that the Company is terminating the Executive's employment for reason of Total Disability or Cause.
     2. Definitions. The following terms shall have the meanings set forth below:
     "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company.
       "Board" means the Board of Directors of the Company.
       "Cause" means any of the following events or occurrences:
     (i) An act of material dishonesty taken by, or committed at the request of, the Executive.
     (ii) Any illegal or unethical conduct which, in the good faith judgment of the Board, would impair the Executive's ability to perform his duties under this Agreement or would impair the business reputation of the Company.
     (iii) Conviction of a felony.
     (iv) The continued failure of the Executive to perform substantially his responsibilities and duties under this Agreement, after demand for performance has been delivered in writing to the Executive specifying the manner in which the Company believes that the Executive is not performing.

Notwithstanding any contrary provision of this Agreement, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a certified copy of a resolution duly adopted by the affirmative vote of two-thirds of the members of the Board who are not employees of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding in good faith one of the events or occurrences set forth in parts (i) through
(iv) of the definition of "Cause" in this Agreement and specifying the particulars thereof in detail.
     "Change of Control" means the occurrence of any of the following events:
     (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any Affiliate or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate), is or becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of stock of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding stock eligible to vote.
     (ii) During any period of two (2) consecutive years after the execution of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.
     (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the outstanding voting stock of the Company or such surviving entity immediately after such merger or consolidation; provided, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control of the Company.
     (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, lease, exchange or other disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

"Constructive Discharge" means, so long as no Change of Control has occurred, any reduction in the Executive's annual base salary in effect as of the Effective Date of this Agreement, or as the same may be increased from time to time, other than any across-the-board base salary reduction for a group or all of the executive officers of the Company, and also means, on or after a Change of Control,
     (i) any reduction in the Executive's annual base salary in effect as of the Effective Date of this Agreement, or as the same may be increased from time to time;
     (ii) a failure to increase the Executive's annual base salary commensurate with any across-the-board percentage increases in the compensation of other executive officers of the Company;
     (iii) a substantial reduction in the nature or scope of the Executive's responsibilities, duties or authority from those described in Section 3.c of this Agreement;
     (iv) a material adverse change in the Executive's title or position; or
     (v) relocation of the Executive's place of employment from the Company's principal executive offices or to a place more than twenty-five (25) miles from Augusta, Maine without the Executive's consent.
     "Severance Benefits" means the benefits set forth in Section 5.a or 5.c of this Agreement, as applicable.
     "Severance Period" means, in the case of a Change of Control, the period from the date of termination as determined in accordance with Section 6 of this Agreement until the third anniversary of such date.
     "Total Disability" means the complete and permanent inability of the Executive to perform all of his duties under this Agreement on a full-time basis for a period of at least six (6) consecutive months, as determined by the Board upon the basis of such evidence, which may include independent medical reports and data, as the Board deems appropriate or necessary.
     3. Employment. a. The Company hereby agrees to continue its employment of the Executive in the capacity of Vice President, Generation and Technical Support, and the Executive hereby agrees to remain in the employ of the Company for the period beginning on the Effective Date and ending on the date on which the Executive's employment is terminated in accordance with this Agreement (the "Employment Period"). This Agreement shall not restrict in any way the right of the Company to terminate the Executive's employment at whatever time and for whatever reason it deems appropriate, nor shall it limit the right of the Executive to terminate employment at any time for whatever reason he deems appropriate.
     b. The Executive agrees that during the Employment Period he shall devote substantially all his business attention and time to the business and affairs of the Company and its Affiliates, and use his best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive under this Agreement. It is expressly understood that (i) the Executive may devote a reasonable amount of time to such industry associations and charitable and civic endeavors as shall not materially interfere with the services that the Executive is required to render under this Agreement, and (ii) the Executive may serve as a member of one or more boards of directors of companies that are not affiliated with the Company and do not compete with the Company or any of its Affiliates.
     c. The following listing of job duties shall represent the Executive's primary responsibilities. Such responsibilities may be expanded, and so long as no Change of Control has occurred may be decreased, as the business needs of the Company require. The Executive's primary job responsibilities shall include, but not be limited to:
     participation in the development and general oversight of corporate policies, strategies and business initiatives as a member of the Company's Executive Committee;

     the development, management and oversight of policies, plans and activities relating to all aspects of generation, engineering, environmental and subsidiary operations; and

     oversight of Company participation in nuclear electric generating plants.

The departments reporting directly to the Executive shall be as follows: Fossil Operations; Hydro Operations; Subsidiary Operations; Technical Support; and Environmental.

     4. Compensation and Benefits. a. During the Employment Period, the Executive shall be compensated as follows:
     (i) He shall receive an annual base salary, the amount of which shall be reviewed regularly and determined from time to time by the Board, but which shall not be less than $122,100. His salary shall be payable in accordance with Company payroll practices.
     (ii) He shall be entitled to participate in any and all plans and programs maintained by the Company from time to time to provide benefits for its executives, including without limitation any short-term or long-term incentive or pension plan or program, in accordance with the terms and conditions of any such plan or program or the administrative guidelines relating thereto, as may be amended from time to time.
     (iii) He shall be entitled to participate in any and all plans and programs maintained by the Company from time to time to provide benefits for its salaried employees generally, including without limitation any savings and investment, stock purchase or group medical, dental, life, accident or disability insurance plan or program, subject to all eligibility requirements of general applicability, to the extent that executives are not excluded from participation therein under the terms thereof or under the terms of any executive plan or program or any approval or adoption thereof.
     (iv) He shall be entitled to all fringe benefits generally provided by the Company at any time to its full-time salaried employees, including without limitation paid vacation, holidays and sick leave but excluding severance pay, in accordance with generally applicable Company policies with respect to such benefits.
     b.   Notwithstanding   any  contrary  provision  of  this  Agreement,   any
compensation or benefits which are vested in the Executive or which the Executive is otherwise entitled to receive under any plan or program of the Company or any agreement between the Company and the Executive before, at or subsequent to the Executive's termination of employment shall be furnished and paid in accordance with the terms and provisions of such plan, program or agreement.
     c. All compensation payable under this Section 4 shall be subject to normal payroll deductions for withholding income taxes, social security taxes and the like.
     5. Severance Benefits. a. If, on or after a Change of Control, the Executive's employment with the Company is terminated during the Employment Period by the Company and/or any successor for any reason other than death, Total Disability or Cause, or by the Executive within twelve (12) calendar months of a Constructive Discharge, Severance Benefits shall be provided as follows:
     (i) The Company shall pay the Executive,  in one cash lump sum within sixty
(60) days following the date of  termination  of employment as determined  under
Section 6 of this Agreement, an amount equal to 2.99 times the Executive's "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").
     (ii) Core coverage for the Executive under the Company's group medical, life, accident and disability plans or programs shall continue for the Severance Period on the same terms and conditions, as if the Executive's employment had not terminated. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange at its expense to provide him during the Severance Period with core benefits substantially similar to those which he would otherwise be entitled to receive under such plans and programs.
     (iii) The Severance Period shall count as service for all purposes (including benefit accrual and eligibility) under any benefit plan of the Company applicable to the Executive immediately prior to the Executive's termination of employment, for which service with the Company is taken into account, including without limitation any pension plan, and all benefits under such plans that are subject to vesting shall vest as of the date of such termination of employment.
     (iv) The Company shall pay a fee to an independent outplacement firm selected by the Executive for outplacement services in an amount equal to the actual fee for such services up to a total of $10,000.
     b. Notwithstanding the provisions of Section 5.a hereof, if, in the opinion of tax counsel selected by the Company's independent auditors,
     (i) the Severance Benefits set forth in said Section 5.a and any payments or benefits otherwise payable to the Executive would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code (said Severance Benefits and other payments or benefits being hereinafter collectively referred to as "Total Payments"), and
     (ii) the aggregate present value of the Total Payments would exceed 2.99 times the Executive's base amount, as defined in Section 280G(b)(3) of the Code, then, such portion of the Severance Benefits described in Section 5.a hereof as, in the opinion of said tax counsel, constitute "parachute payments" shall be reduced as directed by tax counsel so that the aggregate present value of the Total Payments is equal to 2.99 times the Executive's base amount. The tax counsel selected pursuant to this Section 5.b may consult with tax counsel for the Executive, but shall have complete, sole and final discretion to determine which Severance Benefits shall be reduced and the amounts of the required reductions. For purposes of this Section 5.b, the Executive's base amount and the value of the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Section 280G of the Code and based upon the advice of tax counsel selected thereby.
     c. If no Change of Control has occurred and the Executive's employment with the Company is terminated during the Employment Period by the Company for any reason other than death, Total Disability or Cause, or by the Executive within six (6) calendar months of a Constructive Discharge, the Company shall pay the Executive, in twelve (12) equal monthly cash installments beginning not later than sixty (60) days following the date of termination of employment as determined under Section 6 of this Agreement, Severance Benefits equal to one
(1) times the Executive's annual base salary in effect on the date immediately preceding the date of termination, or preceding the date of a Constructive Discharge attributable to a base salary reduction if applicable; provided, however, that each of the last six (6) monthly cash installments shall be reduced by an amount equal to any base salary or other base pay or commissions earned through other employment or any fees earned as a consultant for the particular month, such that an installment shall not be paid or payable by the Company for any month for which such other base salary, base pay, commissions or fees equal or exceed the amount of the installment.
     6. Date of Termination. For purposes of this Agreement, the date of termination of the Executive's employment shall be the date notice is given to the Executive by the Company and/or any successor or, in the case of a Constructive Discharge, the date set forth in a written notice given to the Company by the Executive, provided that the Executive gives such notice within twelve (12) calendar months of the Constructive Discharge in the case of a Change of Control, and within six (6) calendar months of the Constructive Discharge in other cases, and specifies therein the event constituting the Constructive Discharge.
     7. Taxes. a. In the event that any portion of the Severance Benefits is subject to tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Amount") which, after payment of all federal and State income taxes thereon (assuming the Executive is at the highest marginal federal and applicable State income tax rate in effect on the date of payment of the Gross-Up Amount) and payment of any Excise Tax on the Gross-Up Amount, is equal to the Excise Tax payable by the Executive on such portion of the Severance Benefits. Any Gross-Up Amount payable hereunder shall be paid by the Company coincident with the payment of the Severance Benefits described in Section 5.a(i) of this Agreement.
     b. All amounts payable to the Executive under this Agreement shall be subject to applicable withholding of income, wage and other taxes.
     8. Non-Competition, Confidentiality and Cooperation. The Executive agrees that:
     (i) during the Employment Period and for one (1) year after the termination of the Executive's employment with the Company for any reason other than a Change of Control, the Executive shall not serve as a director, officer, employee, partner or consultant or in any other capacity in any business that is involved in the generation, transmission or distribution of electric energy within the New England states, or solicit Company employees for employment or other participation in any such business, or take any other action intended to advance the interests of such business;
     (ii) during and after the Executive's employment with the Company, he shall not divulge or appropriate to his own use or the use of others any secret, proprietary or confidential information or knowledge pertaining to the business of the Company, or any of its Affiliates, obtained during his employment with the Company; and
     (iii) during the Employment Period, he shall support the Company's interests and efforts in all regulatory, administrative, judicial or other proceedings affecting the Company and, after the termination of his employment with the Company, he shall use best efforts to comply with all reasonable requests of the Company that he cooperate with the Company, whether by giving testimony or otherwise, in regulatory, administrative, judicial or other proceedings affecting the Company except any proceeding in which he may be in a position adverse to that of the Company. After the termination of employment, the Company shall reimburse the Executive for his reasonable expenses and his time, at a reasonable rate to be determined, for the Executive's cooperation with the Company in any such proceeding.

The provisions of this Section 8 shall survive the expiration or termination of this Agreement. The Executive agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of these provisions. In the event of a failure to comply with part (i), (ii) or (iii) of this Section 8, the Executive agrees that the Company shall have no further obligation to pay the Executive any Severance Benefits under Section 5.c of this Agreement. In the event of a failure to comply with part (i) or (ii) hereof, the Executive agrees that he shall repay to the Company any such Section 5.c Severance Benefits paid to him. The Company shall have the right to offset any amounts payable to the Executive under this Agreement or otherwise against any Severance Benefits which he is obligated to repay to the Company.
     9. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.
     10. Assignment. This Agreement and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including without limitation any corporation or other entity acquiring all or substantially all of the business or assets of the Company whether by operation of law or otherwise. This Agreement and the rights of the Executive hereunder shall not be assignable by the Executive, and any assignment by the Executive shall be null and void.
     11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Augusta, Maine, in accordance with the rules of the American Arbitration Association then in effect. The pendency of any such dispute or controversy shall not affect any rights or obligations under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction.
     12. Waiver; Amendment. The failure of either party to enforce, or any delay in enforcing, any rights under this Agreement shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement can be amended only by a written instrument signed by each party hereto and no course of dealing or practice or failure to enforce or delay in enforcing any rights hereunder may be claimed to have effected an amendment of this Agreement.
     13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by first-class, registered or certified mail or hand-delivered to the Executive at the last residence address he has provided to the Company or, in the case of the Company, at its principal executive offices to the attention of the Corporate Secretary.
     14. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Maine. In the event that any provisions of this Agreement shall be held to be invalid, the other provisions hereof shall remain in full force and effect.
     15. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

WITNESS:



                                            Gerald C. Poulin




                                             CENTRAL MAINE POWER COMPANY




                                         By:
                                                    David M. Jagger
                                             Chairman of the Board of Directors

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT
               AS AMENDED AND RESTATED EFFECTIVE DECEMBER 9, 1994


     WHEREAS, Central Maine Power Company, a Maine corporation with its principal place of business in Augusta, Maine (hereinafter referred to as the "Company"), and Gerald C. Poulin (hereinafter referred to as the "Executive") entered into an Employment Agreement As Amended and Restated Effective December 9, 1994 (hereinafter referred to as the "Agreement"); and

     WHEREAS, the Company and the Executive wish to amend the Agreement to acknowledge the Executive's participation in the Company's Supplemental Executive Retirement Plan as of January 1, 1996 and the Company's intended entry into a Split-Dollar Life Insurance Agreement with the Executive effective as of the same date.

     NOW, THEREFORE, the Company and the Executive hereby agree that the Agreement shall be amended as follows:

     1. Section 4.a(ii) of the Agreement shall be amended so that it reads in its entirety as follows:
     (ii) He shall be entitled to participate in any and all plans and programs maintained by the Company from time to time to provide benefits for its executives, including without limitation any short-term or long-term incentive, pension, or supplemental pension plan or program, in accordance with the terms and conditions of any such plan or program or the administrative guidelines relating thereto, as may be amended from time to time.

     2. Section 4.a shall be amended by adding thereto a new part (v), as follows:
     (v) He shall be entitled to all rights and benefits under the Split-Dollar Life Insurance Agreement into which the Company and the Executive intend to enter, in accordance with the terms of such Split-Dollar Life Insurance Agreement, which shall be made effective as of January 1, 1996.

     3. Section 5.a(iii) of the Agreement shall be amended so that it reads in its entirety as follows:
     (iii) The Severance Period shall count as service for all purposes (including benefit accrual and eligibility) under any benefit plan of the Company applicable to the Executive immediately prior to the Executive's termination of employment, for which service with the Company is taken into account, including without limitation any pension or supplemental pension plan, and all benefits under such plans that are subject to vesting shall vest as of the date of such termination of employment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement effective as of January 1, 1996.

WITNESS:




                                     Gerald C. Poulin


                                      CENTRAL MAINE POWER COMPANY



                                   By:

                                               David M. Jagger
                                       Chairman of the Board of Directors